SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation	(Jurisdiction of Incorporation
or Organization)	or Organization)
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-109610 and 333-109610-01
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on
Title of Each Class	Which
to be so Registered	Each Class is to be Registered
9.0% Guaranteed Notes Due 2013	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to the information under the headings “Risk Factors”, beginning on page 11, and “Description of the New Notes”, beginning on page 23, of the Prospectus dated October 27, 2003, which is part of the registration statement on Form F-4 of Vale Overseas Limited (the “Company”) and Vale S.A. (formerly Companhia Vale do Rio Doce) (the “Guarantor”) (Registration Nos. 333-109610 and 333-109610-01), which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
99(A). Prospectus dated October 27, 2003, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on October 27, 2003 (SEC Accession No. 0001193125-03-067332).
99(B). Form of Global Note (included in the Second Supplemental Indenture, incorporated by reference herein as Exhibit 99(D)).
99(C). Form of Indenture among the Company, the Guarantor and JPMorgan Chase Bank (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4 of the Company and the Guarantor filed on March 21, 2002 (Registration Nos. 333-84696 and 333-84696-01).
99(D). Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee, incorporated by reference to the filing on Form F-4 by the Company and the Guarantor on October 10, 2003 (Registration Nos. 333-109610 and 333-109610-01).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

VALE S.A. (Registrant)
By:	/s/ Sonia Zagury
	Name:	Sonia Zagury
	Title:	Attorney-in-Fact

By:	/s/ Fabio de Oliveira Barbosa
	Name:	Fabio de Oliveira Barbosa
	Title:	Chief Financial Officer and Principal Accounting Officer

VALE OVERSEAS LIMITED (Registrant)
By:	/s/ : Wanda Krajnc Alves
	Name:	Wanda Krajnc Alves
	Title:	Director

By:	/s/ Sonia Zagury
	Name:	Sonia Zagury
	Title:	Director

Date: October 19, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated October 27, 2003, incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(2) on October 27, 2003 (SEC Accession No. 0001193125-03-067332).

99(B)	Form of Global Note (included in the Second Supplemental Indenture, incorporated by reference herein as Exhibit 99(D)).

99(C)	Form of Indenture among the Company, the Guarantor and JPMorgan Chase Bank (the “Trustee”), incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-4 of the Company and the Guarantor filed on March 21, 2002 (Registration Nos. 333-84696 and 333-84696-01).

99(D)	Form of Second Supplemental Indenture among the Company, the Guarantor and the Trustee, incorporated by reference to the filing on Form F-4 by the Company and the Guarantor on October 10, 2003 (Registration Nos. 333-109610 and 333-109610-01).

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